Exhibit 10.3

SUPPLEMENTAL EIP SHARE UNIT AWARD AGREEMENT

Platinum Underwriters Holdings, Ltd.
Amended and Restated Executive Incentive Plan

This SUPPLEMENTAL EIP SHARE UNIT AWARD AGREEMENT (this “Award Agreement”) made as of this 14th day of February, 2012, between Platinum Underwriters Holdings, Ltd., a Bermuda company (the “Company”), and        (the “Participant”), is made pursuant to the terms of the Company’s Amended and Restated Executive Incentive Plan (the “Plan”) in conjunction with the Company’s 2010 Share Incentive Plan or any successor plan (the “Share Incentive Plan”) and, if applicable, the Company’s Section 162(m) Performance Incentive Plan or any successor plan.

Section 1. Definitions. Capitalized terms used herein but not defined shall have the meanings set forth in the Plan. For purposes of this Award Agreement, the terms “Disability” and “Separation from Service” shall have the meanings attributed to such terms under Section 409A of the Internal Revenue Code and the treasury regulations and other guidance promulgated thereunder.

Section 2. Share Unit Award. The Company hereby grants to the Participant a Share Unit Award of        share units (the “Share Units”) in respect of the 2012-2013 Performance Cycle (the “Performance Cycle”) under the Plan. The Share Units are notional, non-voting units of measurement based on the Fair Market Value (as defined in the Share Incentive Plan) of the Common Shares, which will entitle the Participant to receive payments, subject to the terms hereof, in Common Shares.

Section 3. Vesting Requirements. One-half of the Share Units shall become fully vested on the date in 2013 on which the Committee certifies the performance results for 2012, and one-half of the Share Units shall become fully vested on the date in 2014 on which the Committee certifies the performance results for 2013 (each, a “Vesting Date”), subject to the Participant’s continued employment with the Company or any of its subsidiaries through each such Vesting Date.

Section 4. Termination of Employment; Breach of Certain Covenants. In the event of the Participant’s termination of employment with the Company or any of its subsidiaries for any reason prior to a Vesting Date, any Share Units which have not yet vested shall be immediately forfeited and automatically cancelled without further action of the Company. If the Participant breaches Section 8.A hereof prior to a Vesting Date, the Company may require the Participant to forfeit the Participant’s interest in any Share Units which have not yet vested. In the event of the Participant’s termination of employment by the Company or any of its subsidiaries for “Cause” (as hereinafter defined) or the breach by the Participant of Section 8.B hereof or any covenant not to compete with the Company or any of its subsidiaries to which the Participant is or becomes subject (a “Non-Compete Covenant”), (i) the Participant’s rights with respect to any Share Units hereunder, whether or not vested, may be forfeited and cancelled by the Company and (ii) the Company may require the Participant to return to the Company any or all of the payments made to the Participant in respect of the Share Units, in such manner and on such terms and conditions as may be required by the Company. For purposes of this Award Agreement, “Cause” shall mean (i) the Participant’s willful and continued failure to substantially perform the Participant’s duties to the Company or any of its subsidiaries; (ii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude; (iii) the Participant’s engagement in any malfeasance or fraud or dishonesty of a substantial nature in connection with the Participant’s position with the Company or any of its subsidiaries, or other willful act that materially damages the reputation of the Company or any of its subsidiaries; (iv) the Participant’s breach of Section 8.B hereof or a Non-Compete Covenant; or (v)  the sale, transfer or hypothecation by the Participant of Common Shares in violation of the Share Ownership Guidelines of the Company; provided, however, that no such act, failure to act or event that is capable of being cured by the Participant shall be treated as “Cause” under this Award Agreement unless the Participant has been provided a detailed, written statement of the basis for the Company’s belief that such act, failure to act or event constitutes “Cause” and have had at least thirty (30) days after receipt of such statement to cure such act, failure to act or event. Notwithstanding the foregoing, the definition of Cause in any employment or severance agreement between the Company or any subsidiary and the Participant in effect at the time of termination of employment shall supersede the foregoing definition. For purposes of this Award Agreement, no act or failure to act shall be considered “willful” unless it is done, or failed to be done, in bad faith, and without reasonable belief that the act or failure to act was in the best interest of the Company.

Section 5. Payment of Award.

(a) General. Subject to the provisions of Section 5(c) hereof, payment in respect of each one-half of the Award hereunder shall be made in Common Shares as soon as practicable following the Vesting Date for such one-half, but in all events prior to March 15 of the calendar year following the year in which such Vesting Date occurs. The amount of the payments to be made in respect of the Award will be determined, in accordance with the terms of this Award Agreement and the Plan, as set forth in Exhibit A hereto.

(b) Withholding. Any payment in respect of the Share Units shall be made to the Participant after deduction of applicable withholding taxes in the amount determined by the Company, which shall be withheld at the applicable supplemental wage withholding rate, or such other rate as determined by the Company, provided that such amount shall not exceed the Participant’s estimated federal, state and local tax obligation with respect to payment in respect of such Share Units. In lieu of the foregoing, the Company may allow the Participant to pay the applicable withholding taxes to the Company in such other form as approved by the Company.

(c) Change in Control. Notwithstanding the provisions of Section 5(a) hereof, upon a Change in Control of the Company that constitutes a change in ownership or effective control of the Company (or a change in the ownership of a substantial portion of the Company’s assets), within the meaning of Section 409A of the Code, the Participant shall receive, in respect of an Award hereunder, the payments determined, in accordance with the terms of this Award Agreement and the Plan, as set forth in Exhibit A hereto, but on a prorated basis based on the period of service by the Participant and the achievement by the Company of an ROE that equals or exceeds the Annual Threshold ROE in any year or partial year in the Performance Cycle as of the end of the fiscal quarter immediately preceding the date of such Change in Control, as determined by the Committee prior to such Change in Control. Any payments made under this Section 5(c) shall be made as soon as practicable following the occurrence of the Change in Control, but in all events prior to the March 15 of the calendar year following the year in which the Change in Control occurs. To the extent that a Participant is a party to an employment or consulting agreement with the Company containing provisions for the treatment of Awards under the Plan upon a Change in Control, such provision of the employment or consulting agreement shall govern and control for purposes of this Section 5(c).

Section 6. Restrictions on Transfer. No portion of the Share Units may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the Share Units as provided herein, unless and until the payment of the Share Units in accordance with Section 5 hereof.

Section 7. Limitation of Rights. The Participant shall not have any privileges of a shareholder of the Company with respect to the Share Units. Nothing in this Award Agreement shall confer upon the Participant any right to continue as an employee of the Company or any subsidiary or to interfere in any way with any right of the Company to terminate the Participant’s employment at any time.

Section 8. Restrictive Covenants. The effectiveness of this Award Agreement is conditioned upon the Participant honoring the following restrictive covenants (the “Restrictive Covenants”). These Restrictive Covenants are not intended to amend or supersede the terms of any noncompetition or other restrictive covenant agreed to between the Company and the Participant or to which the Participant is subject.

A. Nondisclosure of Confidential Information. The Participant acknowledges that during the course of the Participant’s employment with the Company and/or its subsidiaries (collectively, the “Companies”) the Participant has had or will have access to and knowledge of certain information that the Companies consider confidential, and that the release of such information to unauthorized persons would be extremely detrimental to the Companies. As a consequence, the Participant hereby agrees and acknowledges that the Participant owes a duty to the Companies not to disclose, and agrees that without the prior written consent of the Company, at any time following the date hereof, either during or after the Participant’s employment with any of the Companies, the Participant will not communicate, publish or disclose, to any person anywhere or use, any Confidential Information (as hereinafter defined), except as may be necessary or appropriate to conduct the Participant’s duties to the Companies (provided the Participant is acting in good faith and in the best interests of the Companies) or as may be required by law or judicial process. The Participant will use best efforts at all times to hold in confidence and to safeguard any Confidential Information from falling into the hands of any unauthorized person. The Participant will return to the Companies all Confidential Information in the Participant’s possession or under the Participant’s control whenever any of the Companies shall so request, and in any event will promptly return all such Confidential Information if the Participant’s relationship with the Companies is terminated for any or no reason and will not retain any copies thereof. For purposes hereof, the term “Confidential Information” shall mean any information used by or belonging or relating to the Companies that is not known generally to the industry in which the Companies are, or may be, engaged and which the Companies maintain on a confidential basis, including, without limitation, any and all trade secrets and proprietary information, information relating to the business and services, any employee information, customer lists and records, business processes, procedures or standards, know-how, manuals, business strategies, records, financial information, in each case, whether or not reduced to writing or stored electronically, as well as any information that the Companies advise the Participant should be treated as confidential.

B. Non-Solicitation and Non-Hire of Employees. The Participant agrees that for a period beginning on the date hereof and ending 12 months following the date of the Participant’s termination of employment with the Companies for any reason, the Participant shall not, on the Participant’s own behalf or on behalf of any other person or entity, without the prior written consent of the Company, directly or indirectly, solicit, hire or cause to be solicited or hired by an enterprise with which Participant may ultimately become associated, or participate in or promote the solicitation of, interfere with, attempt to influence or otherwise affect the employment of, any employee of the Companies whose annual compensation exceeds $100,000.

C. Representation of Participant. Upon the acceptance by the Participant of the Common Shares payable following the vesting of Share Units hereunder, the Participant shall be deemed to represent that the Participant has not engaged in nor has any intention of engaging in any action that would constitute a violation of the Restrictive Covenants or any Non-Compete Covenant.

D. Injunctive Relief. The Participant acknowledges and agrees that the Restrictive Covenant provisions of this Section 8 are reasonable and necessary for the successful operation of the Companies. The Participant further acknowledges that if the Participant breaches any provision of the Restrictive Covenants, the Companies will suffer irreparable injury. It is therefore agreed that the Company shall have the right to enjoin any such breach or threatened breach, without posting any bond, if so ordered by a court of competent jurisdiction. The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Company may have at law or in equity including, without limitation, the right to monetary, compensatory and punitive damages. In addition to any means at law or equity available to the Company to enforce the Restrictive Covenants, the Company shall retain any rights it may have under this Award Agreement relating to the Award for a breach of the Restrictive Covenants including, without limitation, the right to cancel the Award and the right to require the Participant to return to the Company any payments made to the Participant in respect of the Share Units. If any provision of this Section 8 is determined by a court of competent jurisdiction to be not enforceable in the manner set forth herein, the Participant and the Company agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Section 8 is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Section 8.

Section 9. Changes in Capitalization. The Award shall be subject to the provisions of the Share Incentive Plan relating to adjustments for changes in corporate capitalization.

Section 10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

Section 11. Construction. This Award Agreement and the Award evidenced hereby are granted by the Company pursuant to the Plan and the Share Incentive Plan and are in all respects subject to the terms and conditions of the Plan and the Share Incentive Plan. The Participant hereby acknowledges that a copy of each of the Plan and the Share Incentive Plan has been delivered to the Participant and the Participant accepts the Share Units hereunder subject to all terms and provisions of the Plan and the Share Incentive Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan or the Share Incentive Plan, then the Plan or the Share Incentive Plan, as applicable, shall govern and prevail. The construction of and decisions under the Plan, the Share Incentive Plan and this Award Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 12. Governing Law. This Award Agreement and the Award hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, excluding the choice of law rules thereof.

Section 13. Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 14. Binding Effect. This Award Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

Section 15. Entire Agreement. This Award Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement effective as of the date first above written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:

Name:

Title:

PARTICIPANT

By:

Name:

Exhibit A
to
Supplemental EIP Share Unit Award Agreement

Payment Schedule
for the
2012 – 2013 Performance Cycle

Annual Threshold ROE

4%

Calculation of Payment

The amount of the payments in respect of each one-half of the Award shall be equal to one-half of the number of Share Units for each year in the Performance Cycle in which the Company has achieved an ROE that equals or exceeds the Annual Threshold ROE set forth above. The payments shall be made in Common Shares.